UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2025

NOODLES & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D
Broomfield,	CO	80021
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	NDLS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2025, Noodles & Company (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Joseph Christina as President and Chief Operating Officer of the Company, effective February 24, 2025. He will report directly to Chief Executive Officer Drew Madsen.

In connection with his appointment as President and Chief Operating Officer, the Company entered into an employment agreement with Mr. Christina, dated February 12, 2025 (the “Christina Employment Agreement”). The Christina Employment Agreement provides that, upon commencement of his employment with the Company as President and Chief Operating Officer, Mr. Christina will receive an annual base salary of $450,000 and an annual bonus opportunity in an amount targeted at 75% of his base salary (pro-rated for 2025), subject to the achievement of performance conditions that will be established by the Board or the Compensation Committee in their discretion. In addition, Mr. Christina is entitled to receive an initial equity grant of 160,000 restricted stock units under the Company's 2024 Inducement Plan, to be granted on the effective date of Mr. Christina's employment with the Company which will vest in four annual ratable installments subject to the terms of a separate grant agreement. Mr. Christina is further entitled to the standard benefits available to the Company’s executives generally, including health insurance, life and disability coverage and the option to participate in the Company’s 401(k) Savings Plan.

Pursuant to the Christina Employment Agreement if Mr. Christina’s employment is terminated by the Company without cause, or he voluntarily terminates his employment for good reason, Mr. Christina will be entitled to receive (i) continued payment of his base salary for 9 months following the date of termination (or a lump sum payment equal to 9 months of his base salary if terminated within 60 days prior to, or 12 months following, a change in control of the Company (such period, a "CIC Protection Period")), (ii) a pro rata portion of his annual bonus for the year in which the date of termination occurs, based on the number of full months employed in such fiscal year and actual performance for such year (or, if such termination occurs during a CIC Protection Period, a pro rata portion of his target bonus); and (iii) an amount equal to the “COBRA” premium for he and, if applicable, his dependents for 9 months, in each case subject to Mr. Christina's execution and non-revocation of a release of claims in favor of the Company and compliance with certain covenants. If Mr. Christina’s employment is terminated as a result of death or disability, he (or his estate) will be entitled to receive any accrued payments and benefits through the termination date and a pro-rated portion of his annual bonus for the year in which a termination due to death or disability occurs.

The Christina Employment Agreement prohibits Mr. Christina from competing with the Company for 6 months following his termination of employment for any reason and from soliciting employees of the Company for 12 months following his termination of employment for any reason. Mr. Christina is also subject to confidentiality, cooperation, return of business records and equipment, and non-disparagement covenants.

The preceding summary of the Christina Employment Agreement is qualified in its entirety by reference to the complete terms and conditions of the Christina Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Mr. Christina’s career began at Burger King, where he was promoted through a series of key positions over 29 years including Restaurant Manager, Franchise Owner, Vice President of Global Operations and Training to Senior Vice President of Franchise Operations for the West Division. In 2013, he joined Church’s Chicken as Executive Vice President of U.S. Operations, before being promoted to Chief Executive Officer, President, and Board Member. During his six-year tenure, he led the brand to significant year-over-year growth. Most recently, Christina served as Chief Executive Officer of Tijuana Flats, where he revitalized the brand and spearheaded its expansion. Mr. Christina holds a Bachelor of Science in Business Management and Marketing from Quinnipiac University.

There were no arrangements or understandings between Mr. Christina and any other person pursuant to which Mr. Christina was selected as an officer. There are no family relationships between Mr. Christina and any director or executive officer of the Company required to be disclosed under Item 401(d) of Regulation S-K, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On February 19, 2025, the Company issued a press release announcing the appointment of Mr. Christina as President and Chief Operating Officer.

A copy of the Company’s press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Joseph Christina Employment Agreement
99.1	Noodles & Company Press Release dated February 19, 2025
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

DATE: February 19, 2025	By:	/s/ Mike Hynes
	Name:	Mike Hynes
	Title:	Chief Financial Officer